COMMONWEALTH OF THE BAHAMAS

New Providence

AGREEMENT FOR MONITORING & ASSOCIATED SERVICES

BETWEEN

I.C.S. OF THE BAHAMAS CO., LTD.

&

SECUREALERT, INC

&

INTERNATIONAL SURVEILLANCE SERVICES CORP

AND

THE MINISTRY OF NATIONAL SECURITY

THIS Agreement is made the 19 day of November A.D., 2010

BETWEEN:

I.C.S OF THE BAHAMAS CO., LTD, a Company incorporated under the Laws of the Commonwealth of The Bahamas and duly licensed to carry on business in accordance with the Laws and in the said Commonwealth AND

SECUREALERT INC., a Utah Corporation incorporated under the Laws of Utah and duly licensed to carry on business in accordance with the Laws therewith (hereinafter referred to collectively as ‘the Provider’) AND

INTERNATIONAL SURVEILLANCE SERVICES CORP (“ISS”) a Corporation duly organized and existing under the Laws of the Commonwealth of Puerto Rico AND

THE MINISTRY OF NATIONAL SECURITY (‘the Customer’)

WHEREAS

The Provider desires to provide to the Customer and Customer desires to acquire from the Provider certain equipment and accessories (‘the Equipment’) and obtain Monitoring Services associated with the Equipment (‘Monitoring Services’) and/or obtain certain other associated services as listed and set forth in the First Schedule (collectively hereinafter referred to as “Equipment, Monitoring and Other Services”) and per the rates and pricing also provided in attached schedule(s) or addendum(s) more particularly referred to therein;

and;

WHEREAS:

1.	The Provider and Customer have agreed to the terms of this Agreement

THEREFORE in consideration of the covenants and promises contained herein and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the Provider and Customer agree as follows:

2.	APPOINTMENT

The Customer appoints the Provider to provide Equipment Monitoring and Other Services more particularly described in the Schedule herein for the Term in return for the Payments set out in the said Schedule.

3.	TERM:

3.1
The term of this Agreement is for Three (3) years commencing on the date first set forth below (hereinafter the “Term”). The Customer shall have the right to terminate this Agreement Sixty days prior to the expiration of this Agreement.

3.2	Extension Option

If the Customer does not terminate then the Agreement shall be renewed for a further year: provided, this Agreement shall be binding for on the Parties for an additional One (1) year beginning with the expiration of the original Term; however, that notwithstanding the foregoing, continued possession of the Equipment past the end of any Term by Customer shall obligate Customer to payment of additional monthly payments as set forth in the attached schedule(s) (as the same may be amended from one Term to the other), until such time as the Equipment is returned to Provider.

3.3
Any addendum(s) incorporated after the first date set forth above, shall be subject to the same renewal or termination terms and timings as stated above. Provider may only terminate this Agreement if the Customer has been in default of any payment required under this Agreement for a period of six months or more and obtain The Equipment from Customer as delineated in Section 6 of this Agreement.

3.2      PAYMENTS:

During the term of this Agreement, Customer agrees to pay to Provider for applicable Equipment, Monitoring and Other Services, the rates set forth in the attached Schedule(s). Payments will commence as delineated on the said Schedule(s). No payment required hereunder shall be prorated except at Provider’s discretion. Any rent past due shall bear interest at Prime Rate. Customer is responsible for any and all loss or damage to, or theft of, The Equipment. Damage for purposes of this Section includes, without limitation, damage to the casings or straps of the Equipment and any other damage which inhibits any part of The Equipment’s ability to function properly or at all. If The Equipment is damaged, lost or stolen while in Customer’s possession, Customer agrees to pay Provider the full cost to repair or replace such Equipment based on the rates set forth in attached schedules. The determination whether the Equipment must be repaired or replaced shall be made by Provider in Provider’s sole discretion. Payments shall not be refundable to Customer under any circumstances, including, without limitation, any termination of this Agreement, except at Provider’s sole discretion. Customer shall be sent written notice at least fourteen (14) days in advance of any charges that are authorized by this Agreement but not specifically enumerated herein. Customer agrees that Customer’s obligation to pay is unconditional and is not subject to any reduction, set- off, defense, or counterclaim for any reason whatsoever. If any part of a payment is not made by Customer when due then ninety days after past due Customer agrees to pay Provider a late charge to be calculated at Prime Rate.

4.	OWNERSHIP:

Customer is neither the owner of The Equipment nor has title to the Equipment. Customer may not sell, transfer, assign, or sublet The Equipment, without the express prior written permission of Provider. Customer may not attempt to alter or otherwise tamper with The Equipment. Customer agrees that it shall at all times keep The Equipment free from any legal process or lien whatsoever, and agrees to give Provider immediate notice if any legal process or lien is asserted or made against the Equipment.

5.	WARRANTY :

Provider warrants The Equipment to be free from defects in material, workmanship and construction when used in accordance with its operating instructions will perform to applicable specifications for a period of Two (2) years after original delivery.

5.1
Should, in the Provider’s judgment, The Equipment prove to be defective by reason of improper workmanship and/or materials, the company shall repair or replace, at its option, any defective part of the said Equipment without charge for the part(s) for the period specified hereunder and shall, for the period specified in said paragraph, bear the entire labor expense for any warranty repair of the defective Equipment when such labor is performed at the  Provider’s authorized service center and/or by a certified warranty field technician.

5.2           The Provider reserves the right to repair the defective Equipment, or exchange it with a new or factory refurbished equivalent.

5.3           Warranty period commences on the date of verifiable receipt of delivery of the Equipment by the  Customer from the Provider and is warranty coverage period includes the Equipment’s normal use “wear and tear” and  parts and labour.

5.4	All parts used for replacement are warranted for the remainder of the original warranty period only. Customer must notify the Provider of any alleged defect within the applicable warranty period.

5.5
Provider reserves the right to request the return of the defective part or the unit being replaced. Failure to return the defective part or unit upon request by the Provider may result in the Company charging the purchaser the full retail price of the replacement part or product unit.

5.6
Provider is not responsible for any injuries, damages, or losses to Customer or to any other person or to any property, regardless of owner, caused by the misuse, improper activation, or improper maintenance of the Equipment, or the failure to connect to, or the inability to access user interfaces to Monitoring Services, the failure to follow any instructions or abide by any policies related thereto or to Monitoring Services, or Other Services, or the failure of the same to operate as anticipated, including, without limitation, as a result of any defects in the manufacturing or programming of the same or any other failure of Equipment, Monitoring and Other Services, or any failure of user interfaces to Monitoring Services to operate for any reason, other than any such injuries, damages or losses caused by the gross negligence of Provider.

5.7
Notwithstanding anything to the contrary in this Agreement, Provider shall not be liable for any loss, damage, detention, failure to perform or delay resulting from any cause whatsoever beyond Provider’s reasonable control or resulting from any cause whatsoever beyond Provider’s reasonable control or resulting from a force majeure, including, without limitation, fire, flood, strike, lockout, civil or military authority, insurrection, acts of terrorism, war, embargo, power outages, downed cell sites, internet connection problems or similar causes.

5.8
Customer acknowledges that Equipment, Monitoring and Other Services shall not prevent, nor are intended to prevent, any Client of Customer from committing any harmful, tortious, or illegal acts. Customer further acknowledges that it may be possible for a Client to remove The Equipment by unauthorized means, and that Provider expressly disclaims any liability for any harmful, tortious, or illegal acts, committed by a Client who removes The Equipment and subsequently engages in any harmful, tortious, or illegal acts.

5.9
Customer agrees to indemnify, defend and hold Provider harmless from and against any and all claims for any losses, damages or injuries which may be asserted on any basis, including those listed above, by Client or any other third party against Provider. The provisions of this section shall continue to be in force even after the expiration of the Term.

5.10
Provider is not responsible for any injuries, damages, or losses to Customer or to any other person or to any property, regardless of owner, caused by the misuse, improper activation, or improper maintenance of the Equipment, or the failure to connect to, or the inability to access user interfaces to Monitoring Services, the failure to follow any instructions or abide by any policies related thereto or to Monitoring Services, or Other Services, or the failure of the same to operate as anticipated, including, without limitation, as a result of any defects in the manufacturing or programming of the same or any other failure of Equipment, Monitoring and Other Services, or any failure of user interfaces to Monitoring Services to operate for any reason, other than any such injuries, damages or losses caused by the gross negligence of Provider.

6.	THE PROVIDERS OBLIGATIONS

6.1           Services to be provided by the Provider

6.2           Ordering and Delivery of Equipment Accessory Equipment:

Provider shall coordinate with Customer to deliver the Equipment to customer pursuant to the Shipping terms described above. Provider shall also supply to Customer, an installation and maintenance kit for The Equipment which includes different sizes of straps, a strap cutter, measuring device and torque driver. Unless otherwise agreed between Customer and Provider, Customer shall return the installation and maintenance kit to Provider upon termination of the Agreement. Additional installation and maintenance kits or kit components shall be subject to such additional charges as are set forth in Replacement and Consumables Costs below.

6.3.A
Monitoring Service:
Provider agrees that during the term it shall (a) maintain twenty-four (24) hour, seven(7) days per week monitoring of Clients through the central host computer system owned and operated by Provider; such host computer which communicates with the Equipment which is properly installed and has not been tampered with or altered, through cellular service where available and based upon the data provided by Customer to Provider for each Client, as described in The Schedule hereto ; such communication from the Equipment to the host computer shall be at 5 minute intervals (b) subject to the minimum equipment and system requirements required to be satisfied by Customer to access the web-based user interface, provide Customer’s authorized personnel Twenty-four (24) hour, Seven (7) days per week access to Provider’s user interface for the purpose of directly monitoring Clients based on the Equipment; (c) provide notification of Alert Conditions  as described in Section 4 below to those authorized personnel of Customer identified in writing by Customer to Provider as being authorized to receive such information, which information is to be provided to Customer pursuant to Section 3 below; and (d) document and maintain Alert Conditions and Equipment status information for each Client properly enrolled during the Term.

7.3.A
Notification Options:
Provider shall notify Customer of any Alert Conditions based upon predefined notification protocols available and specified by Customer in writing and delivered to Provider on or before the commencement of the monitoring of any specific Client.

7.3.B	Alert Conditions:

For purposes of this Agreement, “Alert Conditions” means an alert notification condition as specified by Customer, including daily curfew, movement restrictions, inclusion and exclusion zone restriction violations, tamper alerts and Equipment status alerts that the monitoring system is able to identify based on the Equipment, and about which provider agrees to notify Customer based on protocols available and specified by Customer in writing and delivered to Provider on or before the commencement of the monitoring of any specific Client.

7.3.C	Training of Authorized Personnel:

Provider agrees that it shall provide Customer reasonably necessary training for its authorized personnel who shall be monitoring Clients so that such personnel may properly use the user interface for the purposes of monitoring Clients as set forth herein as follows. If the initial quantity of TrackerPAL devices delivered, as set forth in the First Schedule hereto, is greater than 20 then live, onsite training will be provided. Customer acknowledges that Customer’s access to the user interface shall generally be limited to password- controlled Internet access and that no software shall actually be delivered to Customer. Customer shall bear all responsibility for providing its own computer hardware, software and internet access meeting Provider’s minimum requirements for access to the monitoring service.

7.3.D	Fair Wages Etc.,

The Provider shall, in execution of the Agreement observe and fulfil the obligations and employers specified in the Employment, particularly but not limited to;

7.3.E.1                      Hours of Work

7.3.E.2                      Minimum Wages and

7.3.E.3                      Vacations with Pay

7.4	Customer Support:
 Provider shall provide customer service to Customer as reasonably necessary to provide assistance to and to update Customer on any changes or updates to The Equipment, Monitoring Services and overall operation of the monitoring system with respect to The Equipment and accessories which may affect Customer’s reasonable use thereof.

7.5.A	Non-Disclosure of Proprietary Information and Confidentiality:

Customer acknowledges that it may obtain or have access to confidential and proprietary information of Provider that is the sole and exclusive property of Provider or other entities or persons affiliated with Provider in connection with the provision of the Equipment and Services described herein (“Proprietary Information”) pursuant to the terms of this Agreement. Customer agrees to keep all such Proprietary Information confidential, to limit its use only in connection with the terms of this Agreement and to protect it with at least the same level of protection that Customer affords its own confidential and proprietary information. Without limiting the foregoing, Customer expressly agrees that Customer shall treat as confidential and not disclose any of the Proprietary Information in any manner without the prior written authorization of Provider. If Customer is required by applicable law or regulation or by legal process to disclose any Proprietary Information, Customer agrees that it shall provide Provider with reasonable prior notice of such request to enable Provider to seek a protective order or other appropriate remedy prior to disclosure.

7.5.B	Secrecy

The Provider’s attention is drawn to the provisions of the Official Secrets Act 1911 to 1939 of the United Kingdom, and any statutory modifications of replacements for the time being in force.

7.5.C
The Provider shall take all reasonable steps to ensure that all persons employed by them in connection with this Agreement have Notice that these Statutory provisions apply to them during the continuance and after the completion or earlier determination of the Contract.

7.5.D
Without limiting the foregoing, provider expressly agrees that Provider shall treat as confidential and not disclose any of the Proprietary Information in any manner. If Provider is required by applicable law or regulation or by legal process to disclose any Proprietary Information, Provider agrees that it shall provide Customer with reasonable prior notice of such request to enable Customer to seek a protective order or other appropriate remedy prior to disclosure.

7.5.E
The obligation to keep the Proprietary Information confidential pursuant to this Section shall survive the expiration or termination of this Agreement. Provider hereby agrees that it will maintain the center at the highest levels of security and restrict access only to individuals approved by Customer. Operators at the center must be approved and Licensed by the Customer.

7.5.F	The Provider will not permit anyone to assist in the provision of these services unless agreed to by the Customer and such person has signed such an undertaking.

7.	Delegation:

Not to delegate any duties or obligations arising under this Agreement otherwise than may be expressly permitted under its terms.

8.	Indemnity

To indemnify and keep indemnified the Customer from and against any and all loss and damage or liability suffered by the Customer resulting from a breach of this Agreement by the Provider including:

8.1	Any neglect or default of the Provider’s employees or agents; or

8.2	Breaches in respect of any matter arising from the supply of the Services resulting in any successful claim by any Third Party.

9.	Insurance:

The Provider agrees to maintain at its own cost a policy of insurance with limits of not less than Two  Million Dollars ($2,000000.00)  to specifically cover the liability of the Provider in respect of any act or default for which it may become liable to indemnify the Customer under the terms of this Agreement. Such insurance policy is to be primary and non-contributory to any other insurance.

10.1
The Provider agrees to maintain the said policy of insurance in effect throughout the time required for Provider to perform its obligations pursuant to this Tern of this Agreement and for a further  period of One (1)  year thereafter

10.2
The Provider shall furnish certificate(s) of insurance compliant with these requirements before providing products or services, at policy renewal and upon the Customer’s request. If the foregoing insurance policies are cancelled or changed by the Provider or its Insurer so as to affect the coverage required by this Agreement the Provider shall notify the Customer in writing no less than thirty (30) days prior to such cancellation or change. Provider shall cause its authorised subcontractors, agents, or assignees to maintain the same or substantially similar insurance coverage.

10.	Immigration

The attention of the Provider is drawn to the Laws of the Commonwealth of The Bahamas as to the requirement of Work Permits for all Non-Bahamians taking up work within the said Commonwealth of The Bahamas. The Provider shall make all arrangements for such permits and shall assume full responsibility for full compliance with said immigration Laws.

11.	Notice

To comply with the terms of any Notice specifying a breach of the provisions of this Agreement and requiring the breach to be remedied so far as it may be but nothing in this clause is intended to require the Customer to serve notice of any breach before taking action in respect of it.

12.	The Customers Obligations

In consideration of the services to be rendered by the Provider under this Agreement the Customer agrees:

12.1	Payment

During the Term, Customer agrees to pay monthly to Provider, for Equipment, Monitoring and Other Services indicated and at the rates set forth above. Payment will be owed for Equipment seven (7) days after it has been available for deployment to Customer or on the day that a device is activated, whichever occurs first.

12.2	Mobilization:

The Customer shall pay a mobilization fee of $180,300.00 to the Provider at the commencement of the Agreement (which the provider acknowledges has already been received) .This mobilization fee will be amortized over the term of the Agreement and deductions made to the monthly payments accordingly.

12.3	Case Selection:

Customer understands, agrees and acknowledges that during the Term it shall (a) retain complete authority for case selection, management and administration with respect to each individual who shall participate in Electronic Monitoring (hereinafter “Client”), including, without limitation, monitoring responsibility with respect to each Client; (b) be responsible for all liaison work with the involved courts and/or agencies; (c) identify and make available Customer staff and/or equipment that complies with Provider’s policies as in effect from time to time, in order to use and access the Monitoring Services, including, without limitation, with respect to Provider’s policy that establishes a specifically correct method of equipment (i.e.: fax, phone, pager) for the purpose of Provider notification of Alert Conditions to Customer; (d) perform or oversee Client orientation, installation and de- installation of Equipment and overall compliance with Provider’s policies, which policies include, without limitation, a specific method of equipment installation, and Client equipment use guidelines;  establish alert notification protocols and parameters, in accordance with available Notification Options, and an alert response policy, and respond to Alert Conditions in accordance with that policy; (f) assume the financial responsibility for the cost associated with replacing any lost, stolen, or damaged Equipment or accessories; and (g) provide to Provider the required information and parameters for monitoring each Client, including, without limitation, each Client’s case curfew, movement restrictions, inclusion and exclusion zone information, essential demographic and case information. Customer will be solely responsible for properly recording all Alert Conditions and other information relative to monitoring The Equipment when located on a Client, including, without limitation, data entry and data storage of all such Customer specified information into Provider’s computer system.

13.	No Liability on the part of the Provider unless Provider in Default

The Provider shall not be liable to the Customer for injury or death loss or damage to the Customers property unless due to the negligence or other failure of the Provider to perform its obligations under this Agreement or under the general law.

14.	Termination for Breach

Breach of Agreement by the Provider:

14.1
The failure of the Provider to comply with any of the provisions, covenants or conditions of this Agreement shall be a material breach of this Agreement. In such event the Customer may, and in addition to any other remedies available at law, in equity, or otherwise specified in this Agreement:

14.2	Afford the Provider written notice of the breach and thirty (30) calendar days or such shorter time that may be specified in this Agreement within which to cure the breach;

14.3	Discontinue payment to the Provider for and during the period in which the Provider is in breach, payable after cure is confirmed

14.4	Offset against any monies billed by the Provider, but yet unpaid by the Customer those monies disallowed pursuant to the above;

14.5	If Provider fails to cure a material breach within the allotted period, the Customer may terminate the Agreement immediately without penalty through written notice delivered via Registered Mail.

14.6        Breach of Agreement by the Customer:

The failure of the Customer to comply with any of the provisions, covenants or conditions of this Agreement shall be a material breach of this Agreement. In such event the Provider may, and in addition to any other remedies available by law, in equity, or otherwise specified in this Agreement:

14.6.1.	Afford the Customer written notice of the breach and thirty (30) calendar days or such shorter time that may be specified in this Agreement within which to cure the breach;

14.6.2.	If the Customer fails to cure a material breach within the allotted period, the Provider may terminate the Agreement immediately without penalty through written notice delivered via Registered Mail;

14.6.3.
However, under no circumstance, inclusive of a material breach by the Customer, may the Provider jeopardize public safety by turning off the offender tracking devices and/or the tracking and monitoring system immediately. The Customer and the Provider will be reimbursed all costs and expenses incurred as a result of such deactivation.

15.	Default and Remedies:

If Customer fails to make payments when due, if Customer breaches any provision of this Agreement, or if Customer becomes insolvent, assigns its assets for the benefit of creditors, or enters, either voluntarily or involuntarily, a bankruptcy proceeding, Customer shall be in default. In the event of default, Provider can require, with minimum fourteen (14) days’ prior notice to Customer, that Customer return The Equipment to Provider and that Customer immediately pay to provider the remaining balance of any amounts due under this Agreement. Customer agrees to pay Provider interest on all sums due to Provider from the date of default until paid, and that Provider may recover from Customer, all damages caused by any such default, all to bear interest at the lesser of ten (10%) percent per annum, or the maximum rate permitted by law. Provider can also use any of the remedies available to Provider under the uniform Commercial Code or any law. If Provider is required to track a Client of Customer to make demand on such Client to repossess the Equipment after the notice of period has expired, Customer agrees to pay to Provider, immediately upon demand, the cost of repossession, storing, shipping, repairing, and re- leasing the Equipment.

16.	Default Independent of Criminal Process:

The parties hereto acknowledge that the tracking and monitoring of a Client of Customer which is facilitated by this Agreement may be undertaken in conjunction with criminal process against such Client, or that such Client of Customer has voluntarily undertaken to use The Equipment in order to satisfy a criminal conviction or plea agreement, or to avoid incarceration. Provider agrees that in effecting redelivery or repossession of The Equipment from any Client, it shall coordinate with Customer and/or with other law enforcement whenever possible, but it shall have no duty to do so where in its own discretion it deems such coordination unnecessary, impractical or detrimental to Provider’s interest

17.           Miscellaneous:

17.1.       Assignment:

Provider may NOT sell, assign, or transfer its rights, benefits and obligations under this Agreement or Provider’s ownership of The Equipment; If the Provider shall substantially change its ownership control by more than fifty percent then the Provider must notify the Customer within ninety days of such change and the details thereof and the Customer must agree to the change of ownership. If the Customer does not agree to the said change, the Customer shall have the right to determine this Agreement.

17.2.       Construction:

The parties intend this Agreement to be a valid and legal document. This Agreement shall be construed according to its fair meaning and not strictly for or against Provider or Customer, as if each of Provider and customer had prepared it.

17.3.	No Waiver:

The Customer acknowledges and agrees that any delay or failure by Provider to enforce its rights under this Agreement does not prevent it from enforcing any rights at a later time.

17.4.	Statute of Limitations:

Customer and Provider hereby agree that the Statute of limitations for actions for default shall be according to The Laws of The Commonwealth of The Bahamas.

17.5.	Attorney Fees:

In the event of any litigation between the parties regarding this Agreement the prevailing party shall be entitled to the payment by the losing party of its reasonable attorneys’ fees, court costs and litigation expenses, as determined by the court.

17.6.	Jurisdiction and Venue:

This Agreement shall be governed. Interpreted and construed under the laws of The Commonwealth of The Bahamas, including, without limitation, all procedural laws and the applicable statute of limitations. Any default of this Agreement shall be deemed to have occurred in The Commonwealth of The Bahamas. Each of the Provider and Customer agrees that any and all disputes arising out of or relating to this Agreement shall be resolved in The Commonwealth of The Bahamas.

17.7        No Third Party Beneficiaries:

This Agreement is intended for the exclusive benefit of Provider, and Customer and their respective permitted assigns and is not intended and shall not be construed as conferring any benefit on any third party or the general public.

17.8	Pronouns:

All pronouns shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity to which reference is made may require.

17.9        Severability:

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law; but, if any provision of this Agreement shall be invalid or prohibited under applicable law, such provision shall be ineffective to the extent of such invalidity or prohibition with invalidating he remainder of such provision or the remaining provisions of this Agreement.

17.10      Headings:

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections in this Agreement.

17.11.     Force Majeure

Both parties shall be released from their respective obligations in the event of national emergency war prohibitive governmental regulation or if any other cause beyond the reasonable control of the parties or either of them renders the performance of this Agreement impossible whereupon all money due under this Agreement shall be paid immediately and in particular:

17.11.1      The Customer shall immediately pay to the Provider all arrears of payments; and

17.11.2      Each party shall be liable to pay to the other damages for any breach of this Agreement and all Expenses and costs incurred by that party in enforcing its rights under this Agreement.

17.12     Address for Delivery of Notice:

All notices to be given under this Agreement or any notice, request or other communication required to be sent or given to either party may be sent by registered mail and addressed to either party at its address set forth below:

Providers Address:

ICS OF THE BAHAMAS CO. LTD.,
Ivanhoe Road
P. O. Box CB13965
Nassau, The Bahamas
Email:
Tel: (242) 394-0913
&
 SECUREALERT:
Secure Alert, Inc.
150 West Center Drive, Suite 400
Sandy, Utah
84070
Email:
Tel: (866) 451- 6141
&
INTERNATIONAL SURVEILLANCE SERVICES CORP
Metro Office Park
Parkside Plaza Ste 204
Guaynabo,  Puerto Rico
00968
TEL:

Customers Address:

MINISTRY OF NATIONAL SECURITY Government of The Bahamas Churchill Building P. O. Box N-3217 Nassau, The Bahamas Email: Tel: (242) 356- 6792

And any notice, request or other communication sent or given as aforesaid shall be deemed to be sent or given to the party within fourteen (14) days after the time of posting.

17.13      Change of Address

Each party shall give notice to the other of the change or acquisition of any address or telephone telex or similar number at the earliest possible opportunity but in any event within 72 hours of such change or acquisition.

17.14      Entire Agreement:

This Agreement constitutes the entire Agreement between the parties hereto and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement supersedes all prior Agreements between the parties hereto relating to all or part of the subject matter herein. No party has made any representations, oral or written, modifying or contradicting the terms of this Agreement. The parties may not amend, modify or cancel this Agreement except as provided herein or by a written Agreement signed by all parties to this Agreement. Customer also understands that only an officer of Provider is authorized to make such amendments, modifications or cancelations.

17.15.     Arbitration

All disputes or differences which at any time arises between the parties whether during the Term or afterwards touching or concerning this Agreement or its construction or effect or the rights duties or liabilities of the parties under it by virtue of it or otherwise or any other matter in any way connected with or arising out of the subject matter of this Agreement shall referred to a single Arbitrator to be agreed upon by the parties. In cases where the Parties can agree upon one, otherwise Two (2) Arbitrators; one to be appointed by each party in accordance with and subject to The Arbitration Act, Statute Laws of The Bahamas.

17.16      Acknowledgement:

The parties acknowledge that they have had an opportunity to fully examine this Agreement and completely understand its terms, and that they approve the same including all of the terms and conditions.

THE FIRST SCHEDULE HEREINBEFORE REFERRED TO

STATEMENT OF WORKS

EQUIPMENT AND SERVICES

TrackerPAL II Equipment and Services

 ____ This agreement is for a maximum quantity of _2000 TrackerPal devices which will be leased and not purchased and will be billed at the following monitoring service level, as activated by Customer via normal offender activation processes for each offender.

Monitoring Service Level	Rate Per Active Day
Intervention Active (0-500)	$15 (net of customs duty)
Intervention Active (501-1000)	$13 (net of customs duty)
Intervention Active (1001-2000)	$11 (net of customs duty)

The initial Minimum quantity of TrackerPAL devices to be delivered pursuant to this contract is 500.

Overstock Units:

The rates set forth above include 1 minimum or a 10% overstock allowance for quantities of 10 or more billable devices.

Shipping:

The rates set forth above include 3-5 day ground shipping. Customer agrees to pay for return shipping, if units are being returned at Customer’s discretion.

Rate Guarantee:

The rates set forth are guaranteed for the initial Term, but is subject to change for any  renewal Term, if Provider provides notice of any such proposed change in rate to customer at least thirty (30) days prior to the expiration of the Term. Such increased rate shall become effective as of the renewal Term unless Customer provides notice of its intent to terminate the Agreement as provided in Section 1 of this Agreement.

Communications:

The Ministry of National Security will provide SIM cards using voice, data and SMS services from Bahamas Telecommunications Company Ltd (“BTC”) for all TrackerPAL devices deployed through the Bahamas to SecureAlert at no cost and will pay monthly communication costs to BTC directly.  The Ministry of National Security will provide a primary point of contact from BTC to SecureAlert for provisioning of devices before shipment.

Thurs	From:	To:

All zones will be set up with an initial radius of between 400 -500 feet. It is the sole responsibility of the supervision officer to follow-up and to confirm the correct location and size of any and all geo zones. As many zones as needed can be created after the initial activation. SecureAlert assumes no responsibility or liability resulting from the establishment of any Geo Zones. All responsibility is that of the supervising agency and or supervising officer.

19.17            Authority of Signer:

By signing below, the signer of this instrument on behalf of Customer certifies that he/she has all the proper authority to bind Customer hereto, pursuant to its Articles, Bylaws, statutory or other charter, ordinances, laws, or any other rules governing such authority

IN WITNESS WHEREOF the Provider
ICS OF THE BAHAMAS CO. LTD has
caused its Common Seal to be hereuntoaffixed
/s/ Stephen G. Greenslade
Director

The Common Seal of ICS OF THE BAHAMAS CO. LTD was hereto affixed by Stephen G. Greenslade a Director of the said Company and the said Stephen G. Greenslade affixed  his / her signature in the presence of

/s/ Kenneth Morrison IN WITNESS WHEREOF theProvider SECUREALERT INC. has caused its Common Seal to be hereunto affixed /s/ John L. Hastings, III Director

The Common Seal of SECUREALERT INC was hereto affixed by      John Hastings     a Director of the said Company and the said John Hastings affixed  his / her signature in the presence of

/s/ Joe Darnell

IN WITNESS WHEREOF the Provider
INTERNATIONAL SURVEILLANCE SERVICES CORP.
has caused its Common Seal to be hereunto affixed

/s/ Jose Armando Quinones
Director

The Common Seal of INTERNATIONAL SURVEILLANCE SERVICES CORP was hereto affixed by Jose Amando Quinones a Director of the said Company and the said Jose Amando Quinones has affixed  his / her signature in the presence of

/s/ Joe Darnell

IN WITNESS WHEREOF the Minister of
National Security acting for and on behalf
of the Government of The Bahamas
has hereunto affixed his Official Seal for the
Government of the Commonwealth of
The Bahamas

/s/ The Honorable Orville A. T. Turnquest
Minister of National Security

The Official Seal of the Government of The Bahamas was hereto affixed by The Honorable Orville A. T Turnquest the Minister/Permanent Secretary a Director of the said Company and the said Minister affixed  his / her signature in the presence of

/s/ A. Missouri Sherman-Peter
Minister of National Security